                                                                     EXHIBIT 1.2

                       [FORM OF SUBSCRIPTION AGREEMENT]


                               4,108,000 SHARES

                      NATIONWIDE FINANCIAL SERVICES, INC.

                             CLASS A COMMON STOCK


                            SUBSCRIPTION AGREEMENT
                            ----------------------

                                                                 London, England
                                                                 March ___, 1997


To:  Credit Suisse First Boston (Europe) Limited
     Morgan Stanley & Co. International
     Merrill Lynch International Limited

c/o: Credit Suisse First Boston (Europe) Limited
     One Cabot Square
     London, England E14 4QJ

Dear Sirs:

     1. Introductory. Nationwide Financial Services, Inc., a Delaware corporation ("Company"), proposes to issue and sell ("International Offering") to the several Managers named in Schedule A hereto ("Managers") 4,108,000 shares ("International Firm Securities") of its Class A Common Stock, par value $0.01 per share ("Securities").

     It is understood that the Company is concurrently entering into an Underwriting Agreement, dated the date hereof ("Underwriting Agreement"), with certain United States underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom Credit Suisse First Boston Corporation ("CSFBC"), Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "U.S. Representatives"), relating to the concurrent offering and sale of 16,432,000 shares of Securities ("U.S. Firm Securities") in the United States and Canada ("U.S. Offering").

     In addition, the Company proposes to issue and sell (i) to the U.S. Underwriters, at the option of the U.S. Underwriters, an aggregate of not more than 2,464,800 additional shares of Securities ("U.S. Optional Securities") and
(ii) to the Managers, at the option of the Managers, an aggregate of not more than 616,200 additional shares of Securities ("International Optional Securities"). The U.S. Firm Securities and the U.S. Optional
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Securities are hereinafter called the "U.S. Securities"; the International Firm
Securities and the International Optional Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

     The Company hereby agrees with the several Managers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Managers that:

          (a) A registration statement (No. 333-18527) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or, if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised CSFBL that it does not propose to amend such registration

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     statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or
     (ii) if the Company has advised CSFBL that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised CSFBL that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration

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     Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Manager through CSFBL or by any U.S. Underwriter through the U.S. Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect (i) on the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) which affects the issuance or validity of the Offered Securities or, (iii) which affects the consummation of any of the transactions contemplated by this Agreement, or (iv) is otherwise material in the context of the sale of the Offered Securities (a "Material Adverse Effect").

          (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its

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     incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned (directly or through subsidiaries) by the Company, is owned free from liens, claims, encumbrances and defects.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; and, except as set forth in the Intercompany Agreement (as defined in the Prospectuses), the stockholders of the Company have no preemptive rights with respect to the Securities.

          (f) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Manager or U.S. Underwriter for a brokerage commission, finder's fee or other like payment in connection with this Offering.

          (g) Except as set forth in the Intercompany Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Underwriting Agreement (which shall include, for all purposes of this Agreement, the Special Dividend (as defined in the Prospectuses) and the other transactions described in the "Recent History" section of the Prospectuses (collectively, the "Restructuring")) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained under the insurance laws of the State of Ohio (the "Ohio Insurance Laws"), the insurance laws of the States of California and

                                       5
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     Michigan, the Act, the Rules and Regulations, and the by-laws of the
     National Association of Securities Dealers, Inc. ("NASD") and such as may be required under foreign or state securities laws (including insurance securities laws).

          (i) Each of this Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable in accordance with its respective terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to the discretion of the court before which any proceeding therefor may be brought and except with respect to the obligations of the Company regarding indemnification and contribution as provided in Section 7 below).

          (j) The execution, delivery and performance of this Agreement and the Underwriting Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the amended and restated certificate of incorporation or bylaws of the Company or the articles or amended articles of incorporation and code of regulations or bylaws, as the case may be, of any such subsidiary, in each case, except for such breaches, violations or defaults as would not have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities and to consummate the transactions contemplated by this Agreement and the Underwriting Agreement, respectively.

          (k) Except as disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects, except where the failure to possess such title would not have a Material Adverse Effect; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the failure to hold such property under such leases would not have a Material Adverse Effect.

          (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, servicemarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to

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     conduct the business now operated by them, or presently employed by them, except where the failure to own or possess such intellectual property rights or the inability to acquire such intellectual property rights on reasonable terms would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights (including, without limitation, "The Best of America(R)" service mark) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Nationwide Life Insurance Company is the owner, free and clear of any lien, claim or encumbrance of any kind, of the service mark "The Best of America(R)", which is a registered federal service mark.

          (m) The Company and each of its subsidiaries hold all licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the Insurance Departments of the various states in which the subsidiaries write insurance business (the "Insurance Licenses")) which are necessary to the conduct of their businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company's insurance subsidiaries have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect, and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such Insurance Licenses which individually or in the aggregate would have Material Adverse Effect.

          (n) Except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the Company's knowledge, there is no pending investigation which might lead to such a claim.

          (o) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings

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     (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) are, to the Company's knowledge, threatened or contemplated.

          (p) The financial statements (other than the notes to the financial statements) included in each Registration Statement and the Prospectuses present fairly, and the notes to the financial statements included in each Registration Statement and the Prospectuses present fairly in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectuses, as being prepared in accordance with the Statutory Accounting Practices (as hereinafter defined), such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and each of the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (q) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses there has been no change, nor any development or event involving a prospective change, which has had, or would reasonably be expected to have, a Material Adverse Effect, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (r) The Company is not, and after giving effect to the sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" or entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (s) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (t) The statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices and procedures of the National Association of Insurance Commissioners ("NAIC"), as prescribed or permitted by

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     the Department of Insurance of the State of Ohio (the "Statutory Accounting
     Practices"); and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

          (u) The Company has filed an application to list the Offered Securities on the New York Stock Exchange ("NYSE") and has received notification that such listing has been approved subject to notice of issuance. The Offered Securities will be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to or concurrently with the effectiveness of the Registration Statement.

          (v) All reserves and other liabilities reflected in lines 1, 2, 3, 4.1, 4.2, 5 and 7.1 of page 3 of the statutory annual statements of each of the Company's insurance subsidiaries, filed with or submitted to the Department of Insurance of the State of Ohio, and any other state department of insurance or similar regulatory authority for the year ended December 31, 1996 (the "Reserve Liabilities"):

               (i) Are computed in all material respects in accordance with actuarial standards which have been adopted by the Actuarial Standards Board, consistently applied and are fairly stated, in accordance with sound actuarial principles;

               (ii) Are based in all material respects on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other contract provisions;

               (iii) Meet all material requirements of the insurance law and duly adopted regulations, in effect at the valuation date, of the State of Ohio and are at least as great as the minimum aggregate amounts required by the insurance law and duly adopted regulations, in effect at the valuation date, of the State of Ohio and any other states in which the Company's insurance subsidiaries file an actuarial opinion;

               (iv) Are computed on the basis of assumptions consistent with those used in computing the corresponding items in the annual statement of the preceding year end (except as noted in the supporting memorandum; and

               (v) Include provisions for all actuarial reserves and related annual statement items which are required under Ohio Insurance Laws to be established.

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     Adequate provision for all such Reserve Liabilities has been made in accordance with Ohio Insurance Laws to cover the total amount of all reasonably anticipated matured and unmatured benefits, claims and other liabilities of the Company's insurance subsidiaries under all insurance policies and annuity contracts under which the Company's insurance subsidiaries had any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) on the Closing Date.

          (w) Each of the Company's insurance subsidiaries has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws (as defined below) to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding insurance policies, annuity contracts and assumption certificates issued by any of the Company's insurance subsidiaries and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to use approved forms or to file or have approved such premium rates would not have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect.

          (x) Each of the Company's broker/dealer subsidiaries, where applicable, is registered with the Commission and with each other governmental authority with which it is required to register in order to conduct its business as now conducted, and is in compliance with all applicable United States federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders, permits, other requirements or rules of law (collectively, the "Laws"), except where the failure to comply would not have a Material Adverse Effect. The Company's insurance and broker/dealer subsidiaries have filed all forms, reports, statements and other documents required by Law to be filed by them with the Commission, all other reports (periodic or otherwise) and registration statements, including, without limitation, in connection with sales of variable annuity or variable life contracts, and all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents did not at the time they were filed (at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          (y)  Each of the separate accounts of the Company's insurance subsidiaries that is required to be registered as an investment company under the 1940 Act is so registered. All forms, reports, statements and other documents required by Law to be filed with the Commission by or on behalf of each of the separate accounts of the Company's insurance subsidiaries, including, without limitation, all registration statements and all amendments and supplements to all such registration statements, in connection with sales of variable life insurance policies and variable annuity contracts, have been so filed by or on behalf of such separate accounts, and all such forms, reports, statements and other documents, including, without limitation, those to be filed after the date hereof, did not at the time they were filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

          (z) Except as set forth in the Prospectuses, neither the Company nor any of the Company's insurance subsidiaries is a party to any contract with or other undertaking to, or is subject to any governmental order by, or is a recipient of any presently applicable supervisory letter or other written communication of any kind from, any governmental authority which (i) has had a Material Adverse Effect, (ii) relates materially and adversely to its reserve adequacy, or its investment or underwriting practices or policies or its sales practices or policies, or (iii) would reasonably be expected to have a Material Adverse Effect , nor has the Company or any of the Company's insurance subsidiaries been notified by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such governmental order, contract, undertaking, letter or other written communication.

          (aa) Except as set forth in the Prospectuses, and with respect to all insurance issued:

          (i) No outstanding insurance policy or annuity contract issued or assumed by any of the Company's insurance subsidiaries entitles the holder thereof or any other Person (as defined below) to receive dividends, distributions or other benefits based on the revenues or earnings of the Company or the Company's insurance subsidiaries or any other individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (each, a "Person").

               (ii) To the Company's and the Company's insurance subsidiaries' knowledge, no other party to any reinsurance, coinsurance or other similar agreement with any of the Company's insurance subsidiaries is in default thereunder, except for such default that would not reasonably be expected to have a Material Adverse Effect.

               (iii) Except as set forth in the Prospectuses, all advertising, promotional and sales materials and other marketing practices used by the Company and/or the Company's insurance subsidiaries, or, to the Company's knowledge, any agent of the Company or the Company's insurance subsidiaries, have complied and are currently in compliance with applicable Laws, except where the failure to comply or be in compliance would not have a Material Adverse Effect.

               (iv) Each annuity contract issued by any of the Company's insurance subsidiaries qualifies as an annuity contract under Section 72 of the Internal Revenue Code of 1986, as amended through the date hereof, except where the failure to so qualify would not have a Material Adverse Effect.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Managers, and the Managers agree, severally and not jointly, to purchase from the Company, at a purchase price of (U.S.$_____ per share per ordinary share, the respective numbers of shares of International Firm Securities set forth opposite the names of the Managers in Schedule A hereto.

     The Company will deliver the International Firm Securities to CSFBL for the accounts of the Managers, against payment of the purchase price in funds available on the same day by wire transfer to the account of the Company at a bank acceptable to CSFBL or by official Federal Reserve Bank check or checks drawn to the order of the Company at the office of Dewey Ballantine, 1301 Avenue of the Americas, at 10:00 A.M., New York time, on _______________, 1997 or at such other time not later than seven full business days thereafter as CSFBL and the Company determine, such time being herein referred to as the "First Closing Date". The Company will reimburse the Managers for the additional costs of effecting payment of the purchase price of the International Firm Securities in the foregoing manner as compared with payment in New York Clearing House (next day) funds. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the International Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and packaging at the above office of CSFBL, at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the Managers may purchase all or less than all of the International Optional Securities at the purchase price per Security to be paid for the International Firm Securities. The International Optional Securities to be purchased by the Managers on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the Managers and U.S. Underwriters on such Optional Closing Date as the International Firm Securities bear to all the Firm Securities. The Company agrees to sell to the Managers such International Optional Securities and the Managers agree, severally and not jointly, to purchase such International Optional Securities. Such International Optional Securities shall be purchased for the account of each Manager in the same proportion as the number of shares of International Firm Securities set forth opposite such Manager's name bears to the total number of shares of International Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Managers only for the purpose of covering over-allotments made in connection with the sale of the International Firm Securities. No Optional Securities shall be sold or delivered unless the International Firm Securities and the U.S. Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Managers and the U.S. Underwriters to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the U.S. Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Company.

     Each time for the delivery of and payment for the International Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the International Optional Securities being purchased on each Optional Closing Date to CSFBL for the accounts of the several Managers, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of the Company, at the office of CSFBL. The certificates for the International Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of CSFBL, at a reasonable time in advance of such Optional Closing Date.

     The Company will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Securities and the management of the offering thereof, if the sale and delivery of the International Securities to the Managers provided herein is consummated, an amount equal to U.S.$_____ per International Security purchased for each International Security in ordinary form purchased, which may be divided among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date in the case of the International Firm Securities and on each Optional Closing Date in the case of the International Optional Securities sold to the Manager on such Closing Date, in each case by way of deduction by the Managers of said amount from the purchase price for the International Securities referred to above.

     4. Offering by Managers. It is understood that the several Managers propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

     The Company and the Underwriters agree that up to 1,437,800 shares of the U.S. Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (including, without limitation, agents) at the public offering price, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. Any such Reserved Securities not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the later of (a) the date on which the Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A promulgated under the Act, the date of this Agreement, will be offered to the public by the Underwriters as set forth in the U.S. Prospectus.

     In connection with the distribution of the International Securities, the Managers, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise which stabilize or maintain the market prices of the International Securities at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.

     5. Certain Agreements of the Company. The Company agrees with the several Managers that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBL, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise CSFBL promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Manager or U.S. Underwriter, or will make such filing at such later date as shall have been consented to by CSFBL.

          (b) The Company will advise CSFBL promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBL's prior consent; and the Company will also advise CSFBL promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBL of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance with the Act. Neither CSFBL's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its stockholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of

     Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Managers hard copies of each Registration Statement (four of which will be signed and include all exhibits), copies of each EDGAR filing of each Registration Statement (and confirmations for each EDGAR filing of each Registration Statement), each preliminary prospectus relating to the International Securities, and, until completion of the distribution of the International Securities as determined by CSFBL, the International Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBL requests. The International Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Managers all such documents.

          (f) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (g) During the period of three years hereafter, the Company will furnish to CSFBL and, upon request, to each of the other Managers, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (iii) from time to time, such other information as shall be furnished by the Company to its stockholders generally and as shall be concerning the Company as CSFBL may reasonably requested by CSFBL.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Managers (if and to the extent incurred by them) for any filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for any travel expenses of the Company's officers and employees and any other reasonable expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Managers.

          (i) The Company will notify CSFBC of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment to the Company on the First Closing Date or any Optional Closing Date.

          (j) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectuses under the caption "Use of Proceeds."

          (k) The Company will use its best efforts to list the Offered Securities on the NYSE subject to notice of issuance and to register the Offered Securities under the Exchange Act.

          (l) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not, and will not permit Nationwide Corporation to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Securities, or Class B Common Stock (as defined below) of the Company, or any other securities convertible into or exchangeable or exercisable for Securities or Class B Common Stock of the Company or publicly disclose of its intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, other than grants of options or shares pursuant to the Company's 1996 Long-Term Equity Compensation Plan.

          (m) The Company will cause each of its directors and certain executive officers listed on Schedule B hereto to agree that after the date
                                  ----------
     of the initial public offering of the Offered Securities for a period of 180 days, such directors and executive officers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Securities, or publicly disclose of its intention to make any such offer, sale, pledge, disposal or filing, without CSFBL's written permission, except that such officers and directors may sell or otherwise dispose of Securities to members of their respective families; provided,
                                                                    --------
     however, that such member(s) shall first agree to be bound by the terms of
     -------
     this paragraph (m).

          (n) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of five months following the date of this Agreement. The Company will make arrangements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to have Merrill Lynch notify the Company as to which persons will need to be so restricted. At the request of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

          (o) The Company shall comply with Section 517.075, Florida Statutes, if prior to the completion of the Offered Securities it or any of its affiliates commences doing business with the government of Cuba with any person or affiliate located in Cuba within the meaning of such Section 517.075, Florida Statutes.

     6. Conditions of the Obligations of the Managers. The obligations of the several Managers to purchase and pay for the International Firm Securities on the First Closing Date and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Managers shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Peat Marwick LLP in the agreed form.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, at the time either Prospectus is printed and distributed to any Manager or U.S. Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBL. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Managers, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Securities, whether in the primary market or in respect of dealings in the secondary market, or (B)(i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the reasonable judgment of CSFBL, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or sale of and payment for the International Securities; (ii) any downgrading in the rating of any debt securities or preferred securities (including preferred trust securities of any trust affiliated with the Company) of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred securities (including preferred trust securities of any trust affiliated with the Company) of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or any downgrading of the financial and operating performance of the Company's insurance subsidiaries by A.M. Best Company that results in the Company's insurance subsidiaries being rated lower than A- (Excellent); (iii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or, New York or authorities; or
     (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of CSFBL, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the International Securities.

          (d) The Managers shall have received an opinion, dated such Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel for the Company, in the agreed form.

          (e) The Managers shall have received an opinion, dated such Closing Date, from W. Sidney Druen, general counsel to the Company, in the agreed form.

          (f) The Managers shall have received from Dewey Ballantine, counsel for the Managers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Prospectuses and other related matters as the Managers may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Dewey Ballantine may rely as matters governed the laws of the States in which such counsel is not licensed to practice upon the opinions of local counsel.

          (g) The Managers shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Manager or U.S. Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no change, nor any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries which has or could reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (h) The Managers shall have received a letter, dated such Closing Date, from KPMG Peat Marwick LLP which meets the requirements of subsection
     (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

          (i) The Offered Securities to be sold by the Company at the Closing Date shall have been duly listed on the NYSE subject to notice of issuance and shall have been registered under the Exchange Act.

          (j) The Managers shall have received the lock-up letters of the Company and the directors and executive officers as contemplated by Sections 5(1) and 5(m), respectively.

          (k) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Securities or the U.S. Optional Securities, as the case may be, pursuant to the Underwriting Agreement.

          (l) On or before the Closing Date, the Company shall have received from the Ohio Insurance Department its consent and approval of those transactions contemplated by the Restructuring requiring Ohio Insurance Department approval.

          (m) On or before the Closing Date, the Company shall have received from the Staff of the Commission an exemptive order (or, with the approval of the CSFBL, which shall not be unreasonably withheld, a no-action letter) in form and substance reasonably satisfactory to CSFBL with respect to the non-applicability of Section 17 of the 1940 Act and the rules and regulations promulgated thereunder to the offering, sale and resale of the Offered Securities contemplated by this Agreement and the Underwriting Agreement to affiliates of the Company or to affiliates of affiliates of the Company that are registered investment companies. Such exemptive order (or, if applicable, no-action letter) shall not have been withdrawn or amended in any manner by the Staff of the Commission and shall be in full force and effect as of the Closing Date.

Documents described as being "in the agreed form" are documents which are in the forms which have been initialed for the purpose of identification by Dewey Ballantine, copies of which are held by the Company and CSFBL with such changes as CSFBL may approve. The Company will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Managers reasonably request. CSFBL may in its sole discretion waive on behalf of the Managers compliance with any conditions to the obligations of the Managers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any actions or inactions taken by or omitted to be taken by the Managers in respect of or pursuant to the implementation of the reserved share program and the sale of the Reserved Securities contemplated by the 12th paragraph of the "Subscription and Sale" Section of the International Prospectus, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however,
                                                           --------  -------
that the Company will not be liable in any such case (A) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only information furnished by any Manager consists of the information described as such in subsection (b) below or (B) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Manager results from the fact that such Manager sold Offered Securities to a person who was not sent, at or prior to the written confirmation of such sale, a copy of the Prospectus and the loss, claim, damage or liability of such Manager results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus; provided that the Company delivered the preliminary prospectuses to the Managers in requisite quantity and on a timely basis to permit such sending.

          (b) Each Manager will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Manager consists of (i) the following information in the International Prospectus furnished on behalf of each Manager: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Managers, the legend concerning over allotments and stabilizing on the inside front cover page, and the first, fifth, sixth, seventh, eighth, ninth and fourteenth paragraphs and second sentence of the eleventh paragraph under the caption "Subscription and Sale".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the International Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Managers bear to the total price to the public of the Offered Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions to each officer of the Company, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Managers. If any Manager or Managers default in their obligations to purchase International Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of International Securities that such defaulting Manager or Managers agreed, but failed, to purchase does not exceed 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company for the purchase of such International Securities by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Securities that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Securities that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL and the Company for the purchase of such International Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager or the Company, except as provided in Section 9 (provided that if such default occurs with respect to International Optional Securities after the First Closing Date, this Agreement will not terminate as to the International Firm Securities or any International Optional Securities purchased prior to such termination). As used in this Agreement, the term "Manager" includes any person substituted for a Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers and of the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Securities. If this

Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the International Securities by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Managers pursuant to Section 7 shall remain in effect and if any International Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the International Securities by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(c)(A) or clause (iii), (iv), or (v) of Section 6(c)(B), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Managers, will be mailed, delivered or telexed and confirmed to CSFBL at One Cabot Square, London E14 4QJ England, Attention: Company Secretary, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to
it at One Nationwide Plaza, Columbus, Ohio 43215, Attention:    President (with
a copy to the General Counsel); provided, however, that any notice to a Manager
                                --------  -------
pursuant to Section 7 will be mailed, delivered or telexed and confirmed to such Manager.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Managers. CSFBL will act for the several Managers in connection with this financing, and any action under this Agreement taken by CSFBL will be binding upon all the Managers.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Managers' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Managers in accordance with its terms.

                              Very truly yours,

                              Nationwide Financial Services, Inc.



                              By:___________________________________
                                 Name:
                                 Title:


The foregoing Subscription Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse First Boston (Europe) Limited
Morgan Stanley & Co. International
Merrill Lynch International


By Credit Suisse First Boston (Europe) Limited


By:_____________________________________
   Name:
   Title:

                                  SCHEDULE A

MANAGER
-------
                                                       NUMBER OF
                                              INTERNATIONAL FIRM SECURITIES
                                              -----------------------------
Credit Suisse First Boston (Europe) Limited
                                              -----------------------------
Morgan Stanley & Co. International Limited
                                              -----------------------------
Merrill Lynch International
                                              -----------------------------






                                               ----------------------------
               Total........................
                                               ============================

                                  SCHEDULE B

               DIRECTORS AND EXECUTIVE OFFICERS TO SIGN LOCK-UPS



Dimon Richard McFerson.........................................................
Joseph J. Gasper...............................................................
Galen R. Barnes................................................................
Richard D. Crabtree............................................................
Gordon E. McCutchan............................................................
Robert A. Oakley...............................................................
Robert J. Woodward, Jr.........................................................
James E. Brock.................................................................
W. Sidney Druen................................................................
Harvey S. Galloway, Jr.........................................................
Richard A. Karas...............................................................
Bruce C. Barnes................................................................
Dennis W. Click................................................................
David A. Diamond...............................................................
Matthew S. Easley..............................................................
Mark R. Thresher...............................................................
Charles L. Fuellgraf, Jr.......................................................
Henry S. Holloway..............................................................
Lydia Micheaux Marshall........................................................
Donald L. McWhorter............................................................
David O. Miller................................................................
James F. Patterson.............................................................
Arden L. Shisler...............................................................